UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2015

SITESTAR CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-27763	88-0397234
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7109 Timberlake Road

Lynchburg, Virginia 24502

(Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code:

(434) 239-4272

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 12, 2015, the Board of Directors (the “Board”) of Sitestar Corporation (the “Company”) approved an amendment and restatement of the Company’s Bylaws (the “Amended and Restated By-laws”). The changes are intended to address what the Company believes are current best practices in corporate governance. The Company had been working on these changes for several weeks prior to the filing of the Definitive Proxy Statement by the Moore Shareholder Group seeking to have the Company's shareholders support the calling of a special meeting to elect its Board nominees and remove from the Board Frank Erhartic, Jr., President and CEO of the Company, and Daniel Judd, CFO of the Company. As set forth below and in the Amended and Restated By-laws, the amendments conform the By-laws that current management inherited from prior management over 12 years ago to the Nevada Revised Statutes, as well as correct typographical errors.

The Amended and Restated By-laws were revised to:

•	update the name of the Company,
•	include the information Directors are allowed to rely upon in making decisions,
•	authorize the Board to set the current number of board seats between the range of authorized directors set forth in both the original By-laws and the Amended and Restated By-laws of one to nine, with the current number to be three;
•	confirm that the Board is authorized to set the number of authorized directors between the range of one to nine, as was the case with the prior By-laws, and, as with the prior By-laws, requires a shareholder vote to increase the Board from more than three directors, which the Company has had for over 15 years, even before current management joined the Company in 2002,
•	specify how vacancies on the Board may be filled,
•	elucidate how shareholders may remove directors,
•	clarify notice for annual and regular meetings of the Board,
•	insert additional required officers of the Company,
•	state how officers may be removed from the Company,
•	clarify the Secretary’s duties,
•	allow for the use of electronic communication for shareholders to attend meetings,
•	specify how special meetings of the shareholders are called,
•	use the Nevada Revised Statutes’ guidelines for noticing a special shareholders meeting,
•	explain how adjournment is handled for shareholders meetings,
•	clarify how the record date is set for determining which shareholders receive notice of shareholders meetings,
•	set forth how directors are elected,
•	remove the provision for inspectors of election,
•	clarify how stock certificates are presented,
•	allow the Company to rely on the record holder’s representation that they are the current record holder of the Company,
•	indemnify the Company for the issuance of a new certificate in lieu of a lost or damaged stock certificate,
•	bring the inspection of books and records provision in compliance with the current Nevada Revised Statutes,
•	set forth when an annual report will be sent to shareholders,
•	clarify the powers of directors to amend the Bylaws,
•	define a subsidiary, and
•	adopt the indemnification provisions of the Nevada Revised Statutes for directors and officers.

The foregoing summary of the amendments contained within the Company’s Amended and Restated Bylaws is qualified in its entirety by the text of the Amended and Restated Bylaws, a copy of which is attached as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01. Other Events.

On January 28, 2015, the Company issued a press release announcing the amendments to its bylaws.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
3.1	Amended and Restated By-laws dated January 12, 2015 (Final)
99.1	Press Release dated January 28, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SITESTAR CORPORATION

Date: January 28, 2015	By:	/s/ Frank R. Erhartic, Jr.
Frank R. Erhartic, Jr.
President and Chief Executive Officer